 As filed with the Securities and Exchange Commission on October 31, 1996

                                                REGISTRATION NO. 333-14617

     POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-55153

     POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-44327
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3

          REGISTRATION STATEMENT, POST-EFFECTIVE AMENDMENT NO. 2

                    AND POST-EFFECTIVE AMENDMENT NO. 4
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------
                          EL PASO NATURAL GAS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              DELAWARE                                  74-0608280
  (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)                          NO.)
                                                    BRITTON WHITE, JR.
                                            SENIOR VICE PRESIDENT AND GENERAL
                                                         COUNSEL
       ONE PAUL KAYSER CENTER                     ONE PAUL KAYSER CENTER
      100 NORTH STANTON STREET                   100 NORTH STANTON STREET
        EL PASO, TEXAS 79901                       EL PASO, TEXAS 79901
           (915) 541-2600                             (915) 541-2600

                                           (NAME, ADDRESS, INCLUDING ZIP CODE,
 (ADDRESS, INCLUDING ZIP CODE, AND           AND TELEPHONE NUMBER, INCLUDING
  TELEPHONE NUMBER, INCLUDING AREA           AREA CODE, OF AGENT FOR SERVICE)
  CODE, OF REGISTRANT'S PRINCIPAL
         EXECUTIVE OFFICES)
                                ---------------
                                  COPIES TO:
                          GARY PAUL COOPERSTEIN, ESQ.
                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                              ONE NEW YORK PLAZA
                           NEW YORK, NEW YORK 10004
                                (212) 859-8000
                                ---------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                                ---------------
  If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement is a combined prospectus relating also to each of Registration Statement on Form S-3 (No. 33-44327) and Registration Statement on Form S-3 (No. 33-55153) previously filed by El Paso Natural Gas Company and declared effective. This registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (No. 33-44327) and Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 33-55153), and each such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with
Section 8(c) of the Securities Act of 1933. This registration statement and the registration statements amended hereby are collectively referred to herein as the "Registration Statement".

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION DATED OCTOBER 31, 1996

PROSPECTUS

                          EL PASO NATURAL GAS COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                 ------------

  El Paso Natural Gas Company ("EPG" or the "Company") may offer and sell from time to time in one or more series its (i) unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value (the "Preferred Stock"), and (iii) shares of common stock, $3.00 par value (the "Common Stock"). The Debt Securities, the Preferred Stock and the Common Stock offered hereby are collectively hereinafter referred to as the "Securities". The Securities will be limited to an aggregate initial public offering price not to exceed $800,000,000, or, in the case of Debt Securities, the equivalent thereof in one or more foreign currencies, including composite currencies. The Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in a related Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturities, interest rate or rates (which may be fixed or variable), the date or dates on which interest, if any, shall be payable, the place or places where principal of and premium, if any, and interest, if any, on such Debt Securities of the series will be payable, terms of optional or mandatory redemption or any sinking fund or analogous provisions, currency or currencies, or currency unit or currency units of denomination and payment if other than U.S. dollars, the initial public offering price, terms relating to temporary or permanent global securities, provisions regarding convertibility, if any, provisions regarding registration of transfer or exchange, the proceeds to EPG and other special terms; (ii) in the case of Preferred Stock, the specific designations, the number of shares, dividend rights (including, if applicable, the manner of calculation thereof), and any liquidation, redemption, conversion, voting and other rights, the initial public offering price and other special terms; and
(iii) in the case of Common Stock, the terms of the offering and sales thereof.

  The Securities may be offered and sold to or through underwriters, dealers, or agents as designated from time to time, or through a combination of such methods, and also may be offered and sold directly to one or more other purchasers. See "Plan of Distribution". The names of, and the principal amounts or number of shares to be purchased by, underwriters, dealers or agents, and the compensation of such underwriters, dealers or agents, including any applicable fees, commissions, and discounts, will be set forth in the related Prospectus Supplement. No Securities may be sold without delivery of a Prospectus Supplement describing such series or issue of Securities and the method and terms of offering thereof.
                                 ------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1996

                             AVAILABLE INFORMATION

  EPG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. EPG's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning EPG may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to EPG and the Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission by EPG pursuant to the Exchange Act are incorporated herein by reference:

1. EPG's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K");

2. EPG's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996, as amended pursuant to a Form 10-Q/A filed May 15, 1996, and June 30, 1996;

3. The portions of EPG's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on April 30, 1996 that have been incorporated by reference into the Form 10-K;

4. EPG's Current Reports on Form 8-K dated May 2, 1996, June 28, 1996 and October 22, 1996; and

5.EPG's Registration Statement on Form 8-A filed with respect to the Common Stock, as amended to date.

  All documents filed by EPG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  EPG will provide without charge to each person, including any beneficial owner of a Security, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to the Vice President, Investor and Public Relations, El Paso Natural Gas Company, One Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901 (telephone (915) 541-2600).

                                  THE COMPANY

GENERAL

  EPG is a Delaware corporation which was incorporated in 1928. In recognition of changes in the natural gas industry and the manner in which EPG manages its businesses, and in order to facilitate a more detailed understanding of the various activities in which it engages, EPG began doing business under the name El Paso Energy Corporation (effective April 22, 1996) and has segregated its business activities into three business segments: (i) natural gas transmission, (ii) field and merchant services, and (iii) corporate and other.

  The natural gas transmission segment includes one of the nation's largest mainline natural gas transmission systems, connecting natural gas supply regions in New Mexico, Texas, Oklahoma, and Colorado to markets in California, Nevada, Arizona, New Mexico, Texas, and northern Mexico. The transmission system consists of approximately 10,000 miles of pipeline and is connected to one of the most prolific supply basins in the nation, the San Juan Basin of northern New Mexico and southern Colorado.

  The field and merchant services segment provides field services, including gathering, products extraction, dehydration, purification and compression. In addition, the field and merchant services segment purchases, markets and trades natural gas, natural gas liquids, power and other energy commodities, and provides risk management activities associated with these commodities. This segment has approximately 7,900 miles of gathering lines and 64,000 horsepower of compression located in the San Juan, Anadarko and Permian Basins, and in East Texas and Louisiana.

  The corporate and other segment includes El Paso Energy International, through which EPG conducts its international activities, and other corporate activities.

  EPG's principal executive offices are located at One Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901, and its telephone number at that address is (915) 541-2600. Upon consummation of the Merger (as defined below), if it occurs, EPG's principal executive offices will be located at 1010 Milam Street, Houston, Texas, and its telephone number at that address will be (713) 757-2131.

THE TENNECO MERGER

  On June 19, 1996, EPG, El Paso Merger Company, an indirect wholly owned subsidiary of EPG ("El Paso Subsidiary"), and Tenneco Inc. ("Tenneco") entered into a definitive merger agreement (as amended and supplemented from time to time, the "Merger Agreement"), pursuant to which El Paso Subsidiary will be merged with and into Tenneco (the "Merger"). Prior to the Merger, Tenneco and its subsidiaries will undertake various intercompany transfers and distributions designed to restructure, divide and separate their existing businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses and their shipbuilding business will be spun-off to Tenneco's common stockholders (the "Distributions"). The remaining existing and discontinued operations of Tenneco, consisting primarily of those operations related to the transmission and marketing of natural gas (the "Energy Business"), will continue to be owned by Tenneco.

  The Merger is conditioned upon, among other things, the receipt of tax rulings stating that the Distributions and the Merger are tax-free, completion of a debt realignment plan by Tenneco, certain government approvals and approval of Tenneco's stockholders.

  Consideration to be paid by El Paso in the Merger will consist of:

    . the retention of approximately $2.65 billion of debt less approximately $275 million of new preferred stock obligations of Tenneco following the Merger, subject to certain adjustments;

    . the issuance of EPG equity securities valued at approximately $750 million, based on the June 18, 1996 closing price of $34.875 per share of Common Stock, to Tenneco's existing common and preferred stockholders, subject to the formulas set forth in the Merger Agreement; and

    . the retention of approximately $600 million of estimated assumed liabilities related to certain discontinued businesses of Tenneco.

  The proposed issuance by EPG (the "Merger Stock Issuance") of up to 23,894,862 shares of Common Stock to Tenneco stockholders in connection with the transactions contemplated by the Merger Agreement is being submitted for approval of EPG's stockholders at a special meeting presently scheduled to be
held on       , 1996. If the Merger Stock Issuance is not approved, the Merger is still expected to be consummated but EPG will issue to Tenneco stockholders 7,000,000 shares of Common Stock, with the balance of the equity consideration to consist of depositary shares, each representing a fractional interest in a whole share of a new series of EPG voting preferred stock. Tenneco's stockholders are being asked to vote on a significant reorganization of Tenneco, of which the Merger and the Distributions are parts, at a special
meeting to be held on       , 1996.

  There can be no assurance that the Merger Stock Issuance will be approved. Furthermore, although EPG believes that all the conditions to the Merger will be satisfied, there can be no assurance that such conditions will be satisfied and that the Merger will be consummated.

  For further information regarding the Merger and the various transactions to be undertaken in connection therewith, see EPG's Current Report on Form 8-K, dated October 22, 1996 (the "October Form 8-K"), which Current Report is incorporated herein by reference.

                                USE OF PROCEEDS

  Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes.

                RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
                    EARNINGS TO COMBINED FIXED CHARGES AND
             PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                      SIX MONTHS
                                    ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                                    -------------- -----------------------------
                                         1996      1995  1994  1993  1992  1991
                                    -------------- ----- ----- ----- ----- -----
Ratio of Earnings to Fixed Charges
 and Ratio of Earnings to Combined
 Fixed Charges and Preferred and
 Preference Stock Dividend
 Requirements.....................          -- (a) 2.51x 2.87x 3.04x 2.73x 2.86x

--------
(a) Earnings for the six months ended June 30, 1996 were inadequate to cover fixed charges by $18 million due to a special charge for employee separation and asset impairments of $99 million pre-tax.

  The ratio of earnings to combined fixed charges and preferred and preference stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since EPG has no outstanding preferred stock or preference stock and, therefore, no dividend requirements.

  For purposes of calculating these ratios: (i) "fixed charges" represent interest expense (exclusive of interest on rate refunds), amortization of debt costs and the portion of rental expense representing the interest factor; and
(ii) "earnings" represent the aggregate of income from continuing operations before income taxes, interest expense (exclusive of interest on rate refunds), amortization of debt costs and the portion of rental expense representing the interest factor.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities offered hereby will represent unsecured obligations of EPG. The Debt Securities offered hereby will be issued under an Indenture
dated as of      , 1996 (the "Indenture"), between EPG and The Chase Manhattan
Bank, as trustee (the "Trustee"). The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder from time to time in one or more series.

  The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Debt Securities are subject to all such terms, and holders of Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

  The statements set forth below in this section are brief summaries of certain provisions contained in the Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, a copy of which Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Indenture.

GENERAL

  Reference is made to the Prospectus Supplement relating to the particular series offered thereby for the terms of such Debt Securities, including where applicable: (a) the form and title of the Debt Securities; (b) the aggregate principal amount of the Debt Securities; (c) the date or dates on which the Debt Securities may be issued; (d) the date or dates on which the principal of and premium, if any, on the Debt Securities shall be payable; (e) the rate or rates (which may be fixed or variable) at which the Debt Securities shall bear interest, if any, and the date or dates from which such interest shall accrue;
(f) the dates on which interest, if any, shall be payable and the record dates for the interest payment dates; (g) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities of the series will be payable; (h) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the Debt Securities may be redeemed at the option of EPG or otherwise; (i) any optional or mandatory redemption or any sinking fund or analogous provisions; (j) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Debt Securities of the series shall be issuable;
(k) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the Indenture; (l) whether payment of the principal of and premium, if any, and interest, if any, on the Debt Securities shall be without deduction for taxes, assessments, or governmental charges paid by the holders; (m) the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be denominated, payable, redeemable or purchasable, as the case may be; (n) any Events of Default (as defined below) with respect to the Debt Securities that differ from those set forth in the Indenture; (o) whether the Debt Securities will be convertible; (p) whether the Debt Securities of such series shall be issued as a global certificate or certificates and, in such case, the identity of the depositary for such series; and (q) any other terms not inconsistent with the Indenture.

  If any Debt Securities offered hereby are sold for foreign currencies or foreign currency units or if the principal of and premium, if any, or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies and currency units will be set forth in the Prospectus Supplement relating thereto.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities offered hereby will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "--Global Debt Securities".

  One or more series of Debt Securities offered hereby may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The

Federal income tax consequences and special considerations applicable to any such series of Debt Securities will be described generally in the Prospectus Supplement relating thereto.

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until such global certificate or certificates are exchanged in whole or in part for Debt Securities in individually certificated form, a global Debt Security may not be transferred except as a whole to a nominee of the Depositary for such global Debt Security, or by a nominee for the Depositary to the Depositary, or to a successor of the Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Debt Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

  Limitations on Liens. The Indenture provides that EPG will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume, incur or suffer to exist any Lien (as defined below) upon any Principal Property (as defined below), whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt (as defined below) of EPG or any other Person (as defined below) (other than the Debt Securities issued thereunder), without in any such case making effective provision whereby all of the Debt Securities Outstanding thereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. There is excluded from this restriction:

    (i) any Lien upon any property or assets of EPG or any Restricted Subsidiary in existence on the date of the Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the Indenture;

    (ii) any Lien upon any property or assets created at the time of acquisition of such property or assets by EPG or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

    (iii) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by EPG or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by EPG or any Restricted Subsidiary);

    (iv) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise;

    (v) the assumption by EPG or any Restricted Subsidiary of obligations secured by any Lien existing at the time of the acquisition by EPG or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

    (vi) any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

    (vii) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

    (viii) any Lien arising from or in connection with a conveyance by EPG or any Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

    (ix) any Lien in favor of EPG or any Restricted Subsidiary;

    (x) any Lien created or assumed by EPG or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by EPG or any Subsidiary;

    (xi) any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

    (xii) Permitted Liens (as defined below);

    (xiii) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

    (xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

  Notwithstanding the foregoing, under the Indenture, EPG may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of EPG or any Person (other than the Debt Securities) that is not excepted by clauses (i) through (xiv), inclusive, above without securing the Debt Securities issued under the Indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

  Restriction on Sale-Leasebacks. The Indenture provides that EPG will not, nor will it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless: (i) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later; (ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (iii) EPG or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Debt Securities; or (iv) EPG or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt (as defined below) of EPG or any Subsidiary, or (B) investment in another Principal Property.

  Notwithstanding the foregoing, under the Indenture, EPG may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Debt Securities) secured by Liens upon Principal Properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the Consolidated Net Tangible Assets.

  Certain Defined Terms. As used herein:

  "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of EPG and its consolidated subsidiaries for EPG's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

  "Debt" means, generally, any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

  "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

  "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

  "Permitted Liens" means (i) Liens upon rights-of-way for pipeline purposes;
(ii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;
(iv) Liens of taxes and assessments which are (A) for the then current year,
(B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by EPG or any Subsidiary in good faith; (v) Liens of, or to secure performance of, leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by EPG or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by EPG or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds.

  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

  "Principal Property" means (a) any pipeline assets of EPG or any Subsidiary, including any related facilities employed in the transportation, distribution, or marketing of natural gas that are located in the United States or Canada, and (b) any processing or manufacturing plant owned or leased by EPG or any Subsidiary and located within the United States or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of EPG's Board of Directors, is not material in relation to the activities of EPG and its Subsidiaries as a whole.

  "Restricted Subsidiary" means any Subsidiary of EPG owning or leasing any Principal Property.

  "Sale-Leaseback Transaction" means the sale or transfer by the Company or any Restricted Subsidiary of any Principal Property to a Person (other than the Company or a Subsidiary) and the taking back by the Company or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that EPG may, without the consent of the Trustee or the holders of any Debt Securities issued thereunder, consolidate or merge with, or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, provided that (i) either EPG is the surviving entity or such successor Person shall expressly assume the due and punctual payment of the principal of, and any premium and interest on, all the Debt Securities and the performance and observance of any covenant and condition of the Indenture on the part of EPG to be performed or observed,
(ii) immediately after giving effect to the transaction, no Default or Event of Default exists, and (iii) EPG has delivered the Officer's Certificate and Opinion of Counsel required by the Indenture. Any such successor Person shall succeed to and be substituted for, and may exercise every right and power of, EPG under the Indenture with the same effect as if it had been named a party in the Indenture and EPG shall, except in the case of a lease, be released and discharged from all its obligations under the Debt Securities and the Indenture.

EVENTS OF DEFAULT

  An "Event of Default" will occur under the Indenture with respect to Debt Securities of a particular series issued thereunder if: (a) EPG shall fail to pay the principal of, or premium, if any, on, such series at its maturity; (b) EPG shall fail to pay when due any interest on such series and such default shall continue for a period of 30 days; (c) EPG shall fail to perform or shall breach any other term, covenant or warranty contained in the Indenture with respect to such series for a period of 60 days after written notice thereof, as provided in the Indenture; (d) certain events of bankruptcy shall have occurred; or (e) any other Event of Default applicable to such series occurs.

  The Indenture provides that if an Event of Default with respect to a series of Debt Securities issued thereunder shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of Debt Securities of such series then outstanding may declare the principal amount of all Debt Securities of such series to be due and payable immediately upon giving written notice as provided in the Indenture. The Indenture provides that the holders of a majority in principal amount of Debt Securities then outstanding of such series may rescind and annul such declaration and its consequences under certain circumstances.

  The holders of a majority in principal amount of Debt Securities of a series may waive past defaults with respect to such series and its consequences (except a continuing default in the payment of principal of and premium, if any, or interest, if any, on any series of Debt Securities or a default in respect of any covenant or provision of the Indenture which cannot be modified or amended by a supplemental indenture without the consent of the holder of each outstanding Debt Security affected thereby).

  Pursuant to the Indenture, the holders of a majority in aggregate principal amount of all affected series of Debt Securities then outstanding may direct with respect to such series the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of any holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

  Under the terms of the Indenture, EPG is required to furnish to the Trustee annually an Officer's Certificate to the effect that to the best of such officer's knowledge, EPG is not in default in the performance of the terms, provisions and conditions of the Indenture or, if such officer has knowledge that EPG is in default, specifying such default. The Indenture requires the Trustee to give to all holders of Debt Securities outstanding thereunder notice of any Default by EPG in the manner provided in the Indenture, unless such Default shall have been cured or waived; however, except in the case of a default in the payment of principal of and premium, if any, or interest, if any, on any Debt Securities outstanding thereunder, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee, or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holders of such outstanding Debt Securities.

SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

  Under the terms of the Indenture, EPG may satisfy and discharge certain obligations to holders of Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by (i) depositing or causing to be deposited with the Trustee funds in an amount sufficient to pay the principal and any premium and interest to the date of such deposit (in case of Debt Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, (ii) paying or causing to be paid all other sums payable under the Indenture with respect to such Debt Securities, and (iii) delivering to the Trustee an Officer's Certificate and Opinion of Counsel relating to such satisfaction and discharge.

  The Indenture also provides that EPG and any other obligor, if any, will be discharged from any and all obligations in respect of any series of Debt Securities issued thereunder (excluding, however, certain obligations, such as the obligation to register the transfer or exchange of such outstanding Debt Securities of such series, to replace stolen, lost, mutilated or destroyed certificates, to pay principal and interest on the original stated due dates or specified redemption date, to make any sinking fund payments, and to maintain paying agencies) on the 91st day following the deposit referred to in the following clause (i), subject to the following conditions: (i) the irrevocable deposit, in trust, of cash or U.S. Government Obligations (or a combination thereof) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay the principal and interest and premium, if any, on the outstanding Debt Securities of such series and any mandatory sinking fund payments, in each case, on the stated maturity of such payments in accordance with the terms of the Indenture and the outstanding Debt Securities of such series or on any Redemption Date established pursuant to clause (iii) below,
(ii) EPG's receipt of an Opinion of Counsel based on the fact that (A) EPG has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and confirming that, the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, (iii) if the Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made, (iv) no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit, and (v) EPG's delivery to the Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that the conditions precedent under the Indenture have been complied with.

  Under the Indenture, EPG also may discharge its obligations referred to above under "--Certain Covenants" and "--Consolidation, Merger and Sale of Assets", as well as certain of its obligations relating to reporting obligations under the Indenture, in respect of any series of Debt Securities on the 91st day following the deposit referred to in clause (i) in the immediately preceding paragraph, subject to satisfaction of the conditions described in clauses (i), (iii), (iv) and (v) in the immediately preceding paragraph with respect to such series of Debt Securities and the delivery of an Opinion of Counsel confirming that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

CHANGES IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

  The Indenture does not contain provisions requiring redemption of the Debt Securities issued thereunder, or adjustment to any terms of such Debt Securities, upon any change in control of EPG.

  Other than the limitations on Liens and the restriction on Sale-Leaseback Transactions described above under "--Certain Covenants", the Indenture does not contain any covenant or other provisions designed to afford holders of the Debt Securities issued thereunder protection in the event of a highly leveraged transaction involving EPG.

MODIFICATION OF THE INDENTURE

  The Indenture provides that EPG and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities issued thereunder to: (a) secure any of such Debt Securities, (b) evidence the succession of another Person to EPG under the Indenture and the Debt Securities and the assumption by such successor Person of the obligations of EPG thereunder; (c) add covenants and Events of Default for the benefit of the holders of all or any series of such Debt Securities or to surrender any right or power conferred by the Indenture upon EPG; (d) add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Debt Securities of any series entitled to the benefit of such provision outstanding; (e) establish the forms or terms of the Debt Securities of any series issued thereunder; (f) cure any ambiguity or correct any inconsistency in the Indenture; (g) evidence the acceptance of appointment by a successor trustee; and (h) qualify the Indenture under the Trust Indenture Act.

  The Indenture also contains provisions permitting EPG and the Trustee, with the consent of the holders of a majority in aggregate principal amount of all outstanding Debt Securities affected by such supplemental indenture (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture, or modify in any manner the rights of the holders of such Debt Securities, provided that EPG and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of the principal of or any installment of principal of or interest, if any, on, any Debt Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest thereon, (b) reduce the percentage in principal amount of Debt Securities required for any such supplemental indenture or for any waiver provided for in the Indenture, (c) change EPG's obligation to maintain an office or agency for payment of Debt Securities and the other matters specified therein or (d) modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of Debt Securities which are discussed in this paragraph or modify any provisions relating to the waiver by holders of past defaults and certain covenants, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

  No director, officer, employee or stockholder, as such, of EPG or any of its affiliates shall have any personal liability in respect of the obligations of EPG under the Indenture or the Debt Securities by reason of his, her or its status as such.

APPLICABLE LAW

  The Indenture is, and the Debt Securities offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture contains limitations on the rights of the Trustee, should it become a creditor of EPG, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The Chase Manhattan Bank, a New York banking corporation, is the Trustee under the Indenture. EPG maintains banking and other commercial relationships with The Chase Manhattan Bank in the ordinary course of business.

                         DESCRIPTION OF CAPITAL STOCK

  The statements under this caption are brief summaries, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (a) EPG's Restated Certificate of Incorporation, as amended (the "EPG Charter"), and the Shareholder Rights Agreement, dated as of July 7, 1992, between EPG and The First National Bank of Boston, as Rights Agent (the "Shareholder Rights Agreement"), copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part, and (b) the certificate of designation relating to each series of Preferred Stock, which will be filed with the Commission at, or prior to, the time of the offering of such series of Preferred Stock.

GENERAL

  EPG currently is authorized by the EPG Charter to issue up to 100,000,000 shares of Common Stock and up to 25,000,000 shares of Preferred Stock. As of September 30, 1996, there were issued and outstanding 36,212,026 shares of Common Stock and no shares of Preferred Stock.

COMMON STOCK

  EPG currently is authorized by the EPG Charter to issue up to 100,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of EPG out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of EPG, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable.

  The transfer agent and registrar for EPG's Common Stock is The First National Bank of Boston.

PREFERRED STOCK

  EPG's Board of Directors, without any further action by the stockholders of EPG, is authorized to issue up to 25,000,000 shares of Preferred Stock, and to divide the Preferred Stock into one or more series, and to fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of Preferred Stock may have the effect of delaying, deterring, or preventing a change in control of EPG. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of the particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to the particular series of Preferred Stock.

  The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. The Prospectus Supplement relating to each series will specify the terms of the Preferred Stock as follows:

    (a)The maximum number of shares to constitute such series and the distinctive designation thereof;

    (b)The annual dividend rate, if any, on shares of such series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative;

    (c)The price at which, and the terms and conditions on which, the shares of such series may be redeemed, including the time during which shares of such series may be redeemed and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof;

    (d)The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution, or winding up of the affairs of EPG;

    (e)Whether or not the shares of such series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

    (f)The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of capital stock of EPG, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

    (g)The voting rights, if any, on the shares of such series; and

    (h)Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions thereof.

  The Federal income tax consequences and special considerations applicable to any such series of Preferred Stock will be generally described in the Prospectus Supplement relating thereto.

  As of the date of this Prospectus, no Preferred Stock is outstanding. Pursuant to the Shareholder Rights Agreement, the Board of Directors of EPG has designated the Series A Preferred Stock (as defined below).

  EPG is currently seeking approval from its stockholders to issue up to 23,894,862 shares of Common Stock (i.e., the Merger Stock Issuance) in connection with the Merger. If the Merger Stock Issuance is not approved by the stockholders of EPG, the Merger is still expected to be consummated, but common stockholders and certain preferred stockholders of Tenneco will receive an aggregate of 7,000,000 shares of Common Stock plus depositary shares representing interests in shares of a new series of Preferred Stock to be designated the Adjustable Rate Cumulative Preferred Stock, $.01 par value per share (the "AR Preferred Stock"). Each share of AR Preferred Stock will entitle the holder thereof to 15 votes per share on all matters submitted to a vote at any meeting of EPG stockholders. In addition, the EPG Charter provides that holders of Preferred Stock of EPG, including the holders of Series A Preferred Stock and AR Preferred Stock, shall have the right to vote together as a class to elect two directors of EPG during any period that dividends on such stock are in arrears in an amount equal to six quarterly dividend payments.

SHAREHOLDER RIGHTS AGREEMENT

  In July 1992, EPG's Board of Directors declared a dividend distribution of one right (a "Right") for each share of Common Stock then outstanding. All shares of Common Stock issued subsequently also include these Rights. Under certain conditions, each Right may be exercised to purchase from EPG one one-hundredth of a share of a series of EPG's Preferred Stock, designated as Series A Junior Participating Preferred Stock, $.01 par value (the "Series A Preferred Stock"), at a price of $75 per one one-hundredth of a share, subject to adjustment.

  The EPG Charter provides that the holders of Series A Preferred Stock are entitled to 100 votes per share on all matters submitted to a vote of the stockholders of EPG, subject to adjustment. In addition, during any period that dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividend payments, the holders of Series A Preferred Stock will have the right to vote together as a class to elect two directors of EPG as described above.

  The Rights are exercisable only if, without the prior consent of EPG's Board of Directors, a person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the voting power of all outstanding voting securities of EPG or commences or announces a tender or exchange offer, after consummation of which such person or group would beneficially own 15% or more of EPG's voting securities. If, after the Rights become exercisable, EPG is involved in a merger or other business combination transaction in which its Common Stock is exchanged or changed, or it sells 50% or more of its assets or earning power, each Right will entitle the holder thereof to purchase, at the Right's then-current exercise price, common stock of the acquiring company having a value of twice the exercise price of the Right. If a person becomes the beneficial owner of securities having 15% or more of the voting power of all then-outstanding voting securities of EPG, or if, during any period of such ownership, there shall be any reclassification of securities or recapitalization of EPG, or any merger or consolidation of EPG with any of its subsidiaries or any other transaction or series of transactions which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of EPG or any of its subsidiaries which is directly or indirectly owned by such person, then each Right not owned by such person will entitle the holder thereof to purchase, at the Right's then-current exercise price, shares of Common Stock (or in certain circumstances other equity securities of EPG with at least the same economic value as the Common Stock) having a market value of twice the Right's then-current exercise price. The Rights, which have no voting rights, expire no later than July 7, 2002. The Rights may be redeemed by EPG under certain circumstances prior to their expiration date at a purchase price of $.01 per Right. It is possible that the existence of the Rights may have the effect of delaying, deterring or preventing a takeover of EPG.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  EPG is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which restricts certain transactions and business combinations between a corporation and an interested stockholder (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) for a period of three years from the time such person becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding voting stock held by the interested stockholder), Section 203 prohibits certain business transactions, such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by persons who are both directors and officers or by certain employee stock plans) or if either the proposed transaction or the transaction by which the interested stockholder became such is approved by the board of directors of the corporation prior to the time such stockholder becomes an interested stockholder.

EPG'S RESTATED CERTIFICATE OF INCORPORATION

  The EPG Charter contains provisions applicable to a merger, consolidation, asset sale, liquidation, recapitalization, or certain other business transactions, including the issuance of stock of EPG ("Business Combinations"). The EPG Charter requires the affirmative vote of 51% or more of the voting stock of EPG, excluding any voting stock held by an interested stockholder (defined in the EPG Charter as any person who owns 10% or more of the voting stock and certain defined affiliates), with respect to all Business Combinations involving the interested stockholder, unless directors who served as such prior to the time the interested stockholder became an interested stockholder determine by a two-thirds vote that (i) the proposed consideration meets certain minimum price criteria, or (ii)(A) the interested stockholder holds 80% or more of the voting stock and (B) the interested stockholder has not received (other than proportionately as a stockholder) the benefit of any financial assistance from EPG, whether in anticipation of or in connection with such Business Combination. To meet the minimum price criteria, all stockholders must receive consideration or retain value per share after the transaction which is not less than the price per share paid by the interested stockholder. The EPG Charter also requires the dissemination to stockholders of a proxy or information statement describing the Business Combination.

  The EPG Charter also prohibits the taking of any action by written stockholder consent in lieu of a meeting and the subsequent amendment of the EPG Charter to repeal or alter the above provisions without the affirmative vote of 51% of EPG's voting stock, excluding voting stock held by any interested stockholder.

                             PLAN OF DISTRIBUTION

  EPG may offer or sell Securities to or through one or more underwriters, dealers, or agents as designated from time to time, or through a combination of such methods and also may offer or sell the Securities directly to one or more other purchasers. EPG may sell Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part.

  A Prospectus Supplement will set forth the terms of the offering of the particular series of Securities offered thereby, including: (i) the name or names of any underwriters or agents; (ii) the initial public offering or purchase price of such series of Securities; (iii) any underwriting discounts, commissions, and other items constituting underwriters' compensation and any other discount, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; (iv) any commissions paid to any agents;
(v) the net proceeds to EPG from the sales; and (vi) any securities exchanges or markets on which the Securities may be listed.

  Unless otherwise set forth in the Prospectus Supplement relating to a particular series of Securities, the obligations of the underwriters to purchase such series of Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities of such series allocated to it if any such Securities are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

  The Securities may be offered and sold by EPG directly or through agents designated by EPG from time to time. Unless otherwise indicated in the related Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Securities may be deemed to be an "underwriter", as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such series of Securities. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with EPG, to indemnification by EPG against certain civil liabilities, including liabilities under the Securities Act.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, EPG in the ordinary course of business.

  If so indicated in the Prospectus Supplement relating to a particular series of Securities, EPG will authorize underwriters, dealers, or agents to solicit offers by certain institutions to purchase Securities of such series pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the related Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation for such contracts.

  Other than Common Stock, all Securities offered will be a new issue of securities with no established trading market. Any underwriter to whom Securities are sold by EPG for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the Common Stock is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any Securities.

                                 LEGAL MATTERS

  The validity of the Securities will be passed upon for EPG by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. If the Securities are being distributed in an underwritten offering, the validity of the Securities will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of EPG as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

  The following financial statements and schedules are included or incorporated by reference in EPG's preliminary proxy materials (the "Preliminary Joint Proxy Statement-Prospectus"), which has been filed as an exhibit to the October Form 8-K, which October Form 8-K is incorporated by reference in this Prospectus (each of the following capitalized terms has the meaning assigned to it in the Preliminary Joint Proxy Statement-Prospectus):

    (i) (A) the Businesses of Tenneco Energy, (B) the Businesses of New Tenneco, and (C) the Businesses of Newport News, each of which, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports; and

    (ii) the combined financial statements of Mobil Plastics Division of Mobil Oil Corporation for the period December 29, 1994 to November 17, 1995 and the year ended December 28, 1994, included in the Preliminary Joint Proxy Statement-Prospectus of El Paso Natural Gas Company which was included as an Exhibit to the Current Report of El Paso Natural Gas Company on Form 8-K dated October 22, 1996, which is incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by EPG in connection with the issuance and distribution of the Securities being registered. All amounts shown are estimated except the Commission registration fee.

  Securities and Exchange Commission registration fee.................. $258,336
  Blue Sky expenses, including legal fees..............................    *
  Printing and engraving expenses......................................    *
  Legal fees and expenses..............................................    *
  Rating agency fees...................................................    *
  Accounting fees and expenses.........................................    *
  Trustee's fees and expenses..........................................    *
  Miscellaneous........................................................    *
                                                                        --------
    Total.............................................................. $  *
                                                                        ========

--------
* To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

  Article X of EPG's By-laws require indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of EPG provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of EPG or that, being or having been such a director or officer or an employee of EPG, such person is or was serving at the request of EPG as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of EPG also provide that EPG may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

  Article 10 of EPG's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of EPG shall not be liable to EPG or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of EPG for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  EPG maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of EPG and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of EPG and/or its subsidiaries, as the case may be.

  Reference is made to Exhibits 1.1 and 1.2 hereto, respectively, which contain provisions for indemnification of EPG, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus Supplements.

ITEM 16. EXHIBITS

   EXHIBITNO.                                EXHIBIT
   ----------                                -------
     1.1       -- Form of EPG Debt Securities Underwriting Agreement
     1.2       -- Form of EPG Equity Securities Underwriting Agreement
    +2.1       -- Agreement and Plan of Merger, dated as of June 19, 1996, as such may be amended from time to time, among EPG, El Paso
                  Merger Company and Tenneco Inc.
    +2.2       -- Agreement, dated June 19, 1996, between EPG and Tenneco Inc., relating to consulting services
     4.1       -- Form of Indenture between EPG and The Chase Manhattan Bank, as Trustee
     4.2       -- Restated Certificate of Incorporation of EPG (incorporated by reference to Exhibit 3.A of EPG's Form 10-K for the fiscal year ended December 31, 1991, file no. 1-2700, filed January
                  29, 1992); Certificate of Designation, Preferences and Rights
                  of Series A Junior Participating Preferred Stock of EPG,
                  dated July 7, 1992 (incorporated by reference to Exhibit
                  3.A.1 of EPG's Form 10-K for the fiscal year ended December
                  31, 1992, file no. 1-2700, filed February 3, 1993)
     4.3       -- By-laws of EPG, as amended April 1, 1996 (incorporated by reference to Exhibit 3(ii) of EPG's Form 10-Q for the quarter ended March 31, 1996, file no. 1-2700, filed May 15, 1996)
     4.4       -- Shareholder Rights Agreement, dated as of July 7, 1992, between EPG and The First National Bank of Boston, as Rights
                  Agent (incorporated by reference to Exhibit 4 of EPG's Form
                  10-Q for the quarter ended September 30, 1992, file no. 1-
                  2700, filed November 12, 1992)
    +5         -- Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the
                  legality of the Securities
   *12         -- Computation of Ratio of Earnings to Fixed Charges and Ratio
                  of Earnings to Combined Fixed Charges and Preferred and
                  Preference Stock Dividend Requirements
    23.1       -- Consent of Coopers & Lybrand L.L.P.
    23.2       -- Consent of Arthur Andersen LLP
    23.3       -- Consent of Arthur Andersen LLP
    23.4       -- Consent of Ernst & Young LLP
   +23.5       -- Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5)
   *24         -- Powers of Attorney
   *25         -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of the Trustee

--------

*Previously filed.
+To be filed by amendment.

ITEM 17. UNDERTAKINGS

  A.The undersigned Registrant hereby undertakes:

    (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a)To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (b)To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (c)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B.The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of EPG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on October 31, 1996.

                                          EL PASO NATURAL GAS COMPANY

                                                 /s/ H. Brent Austin
                                          By :_________________________________

                                                   H. Brent Austin

                                               Executive Vice President

                                             and Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

             SIGNATURE                            TITLE                     DATE
             ---------                            -----                     ----
                 *
____________________________________ Chairman of the Board,             October 31, 1996
          William A. Wise            Chief Executive Officer
                                     and Director

   /s/ H. Brent Austin               Executive Vice President           October 31, 1996
____________________________________ and Chief Financial Officer
       H. Brent Austin

                 *
____________________________________ Vice President, Chief              October 31, 1996
         Jeffrey I. Beason           Accounting Officer,
                                     Controller and Treasurer

                 *
____________________________________ Director                           October 31, 1996
          Byron Allumbaugh

                 *
____________________________________ Director                           October 31, 1996
       Eugenio Garza Laguera

                 *
____________________________________ Director                           October 31, 1996
          James F. Gibbons

                 *
____________________________________ Director                           October 31, 1996
            Ben F. Love


____________________________________ Director                           October 31, 1996
         Kenneth L. Smalley

                 *
____________________________________ Director                           October 31, 1996
           Malcolm Wallop

   *By: /s/ H. Brent Austin
____________________________________
          H. Brent Austin
          Attorney-in-Fact

                                LIST OF EXHIBITS

                                                                           PAGE
   EXHIBIT NO.                            EXHIBIT                          NO.
   -----------                            -------                          ----
     1.1       -- Form of EPG Debt Securities Underwriting Agreement
     1.2       -- Form of EPG Equity Securities Underwriting Agreement
    +2.1       -- Agreement and Plan of Merger, dated as of June 19,
                  1996, as such may be amended from time to time, among
                  EPG, El Paso Merger Company and Tenneco Inc.
    +2.2       -- Agreement, dated June 19, 1996, between EPG and
                  Tenneco Inc., relating to consulting services
     4.1       -- Form of Indenture between EPG and The Chase Manhattan
                  Bank, as Trustee
     4.2       -- Restated Certificate of Incorporation of EPG
                  (incorporated by reference to Exhibit 3.A of EPG's
                  Form 10-K for the fiscal year ended December 31, 1991,
                  file no. 1-2700, filed January 29, 1992); Certificate
                  of Designation, Preferences and Rights of Series A
                  Junior Participating Preferred Stock of EPG, dated
                  July 7, 1992 (incorporated by reference to Exhibit
                  3.A.1 of EPG's Form 10-K for the fiscal year ended
                  December 31, 1992, file no. 1-2700, filed February 3,
                  1993)
     4.3       -- By-laws of EPG, as amended April 1, 1996 (incorporated
                  by reference to Exhibit 3(ii) of EPG's Form 10-Q for
                  the quarter ended March 31, 1996, file no. 1-2700,
                  filed May 15, 1996)
     4.4       -- Shareholder Rights Agreement, dated as of July 7,
                  1992, between EPG and The First National Bank of
                  Boston, as Rights Agent (incorporated by reference to
                  Exhibit 4 of EPG's Form 10-Q for the quarter ended
                  September 30, 1992, file no. 1-2700, filed November
                  12, 1992)
    +5         -- Opinion of Fried, Frank, Harris, Shriver & Jacobson as
                  to the legality of the Securities
   *12         -- Computation of Ratio of Earnings to Fixed Charges and
                  Ratio of Earnings to Combined Fixed Charges and
                  Preferred and Preference Stock Dividend Requirements
    23.1       -- Consent of Coopers & Lybrand L.L.P.
    23.2       -- Consent of Arthur Andersen LLP
    23.3       -- Consent of Arthur Andersen LLP
    23.4       -- Consent of Ernst & Young LLP
   +23.5       -- Consent of Fried, Frank, Harris, Shriver & Jacobson
                  (included in Exhibit 5)
   *24         -- Powers of Attorney
   *25         -- Form T-1 Statement of Eligibility under the Trust
                  Indenture Act of 1939 of the Trustee

--------

*Previously filed.
+To be filed by amendment.